EXHIBIT 9

================================================================================

                             VOTING TRUST AGREEMENT

                                  BY AND AMONG

                         OUTSOURCE INTERNATIONAL, INC.,

                                  THE TRUSTEES

                                       AND

                              CERTAIN SHAREHOLDERS

                                       OF

                          OUTSOURCE INTERNATIONAL, INC.

                                February 21, 1997

================================================================================

                             VOTING TRUST AGREEMENT

         Agreement made as of the 21st day of February, 1997, by and among OutSource International, Inc., a Florida corporation, (the "Company"), Richard
J. Williams and Paul M. Burrell (hereinafter sometimes referred to, together with their successors in trust, as the "Trustees"), and each of the shareholders of the "Company" listed on SCHEDULE 1 hereto (hereinafter sometimes referred to individually as an "Initial Shareholder" and collectively as the "Initial Shareholders").

                               W I T N E S S E T H

         WHEREAS, as of the date hereof, the Company, the Trustees and the Initial Shareholders have entered into an Agreement among Shareholders and Investors, dated as of February 21, 1997 (the "AASI"), pursuant to which the Initial Shareholders agreed to enter into a voting trust;

         WHEREAS, as of the date hereof, each of the Initial Shareholders is currently the holder of the shares of common stock, par value $.001 per share, of the Company (the "Common Stock") set forth opposite his or its respective name on SCHEDULE 1 attached hereto;

         WHEREAS, the Initial Shareholders desire to grant the voting power with respect to the shares of Common Stock of the Company beneficially owned or held of record by them or hereafter acquired to the Trustees in all matters on the terms and conditions set forth herein; and

         WHEREAS, the Trustees have consented to act under this Agreement for the purposes hereinafter provided.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good, valuable and sufficient consideration, the receipt of which is hereby acknowledged, the parties hereto promise, covenant, undertake and agree as follows:

         1. TRANSFER OF STOCK TO TRUSTEES. Upon executing this Agreement, each of the Initial Shareholders shall deposit with the Trustees one or more certificates representing the number of shares of Common Stock listed opposite his, her or its name on SCHEDULE 1 hereto, and shall also deposit with the Trustees immediately upon receipt certificates representing any other shares of capital stock of any class or series of the Company having voting powers which they acquire during the term of this Agreement, including any such shares acquired through the exercise of any options, conversion or as dividends. All such stock certificates shall be so endorsed, or accompanied by such instruments of transfer as to enable the Trustees to cause such certificates to be transferred into the names of the Trustees. All certificates for the Company's Common Stock transferred and delivered to the Trustees pursuant hereto shall be surrendered by the Trustees to the Company and canceled and new certificates therefor shall be issued to and held by the Trustees in their own names in their capacities as Trustees hereunder and shall bear a legend indicating that the shares represented by such certificate are subject to this Agreement. Upon receipt by the Trustees of the certificates for any such shares of the Common Stock and the transfer of the same into the names of the Trustees, the Trustees shall hold the same subject to the terms of this Agreement and shall issue and deliver to each Initial Shareholder voting trust certificates representing his, her or its interest in such Common Stock deposited pursuant to this Agreement. Each voting trust certificate to be issued and delivered by the Trustees in respect of the Common Stock of the Company shall state the number of shares which it represents, shall be signed by each of the Trustees and shall be in substantially the same form as EXHIBIT A attached hereto and bear the restrictive legends set forth thereon. The Trustees shall at all times keep, or cause to be kept, complete and accurate records of all Common Stock or other securities deposited with them hereunder, the identity, addresses and ownership of the depositing Initial Shareholders, and all certificates of beneficial interest issued by the Trustees. Such records shall be open to inspection by any depositing Initial Shareholder at all reasonable times.

         2. DIVIDENDS. If any dividend in respect of the stock deposited with or acquired by the Trustees hereunder is paid, in whole or in part, in stock of the Company having voting powers, the Trustees shall likewise hold, subject to the terms of this Agreement, the stock certificates which are received by them on account of such dividend, and the holder of each outstanding voting trust certificate representing stock on which such dividend has been paid shall be entitled to receive a voting trust certificate issued under this Agreement for the number of shares and class of stock received as such dividend with respect to the shares represented by such voting trust certificate. Holders entitled to receive the voting trust certificates issued in respect of such dividends shall be those registered as such on the transfer books of the Trustees at the close of business on the record date for such dividend.

         If any dividend in respect of the stock deposited with or acquired by the Trustees hereunder is paid other than in capital stock of the Company having voting powers, then the Trustees shall promptly distribute the same to the holders of outstanding voting trust certificates registered as such at the close of business on the record date for such distribution. Such distribution shall be made to such holders of voting trust certificates ratably, in accordance with the number of shares represented by their respective voting trust certificates.

         In lieu of receiving cash dividends upon the capital stock of the Company deposited with or acquired by the Trustees hereunder and paying the same to the holders of outstanding voting trust certificates pursuant to the preceding paragraph, the Trustees may instruct the Company in writing to pay such dividends directly to the holders of the voting trust certificates specified by the Trustees. Such instructions are deemed given hereby and until receipt of written instructions to the contrary from the Trustees, the Company agrees to pay such dividends directly to the holders of the voting trust certificates. The Trustees may at any time revoke such instructions and by written notice to the Company direct it to make dividend payments to the Trustees.

         3. TRANSFER OF CERTIFICATES. Transfer of any voting trust certificate (including without limitation any sale, assignment, donation, pledge, encumbrance, grant of a security interest, hypothecation or other transfer or disposition) shall be subject to the restrictions set forth in Subsection 2.2 and Section 3 of the AASI and any restrictions, provisions and conditions applicable to the Common Stock which it represents, whether imposed by law, by the Company's Articles of Incorporation, as amended, specified on such stock certificates, in this Agreement, the AASI or any other agreements among the parties hereto. Any attempted transfer in violation of such restrictions, provisions and other conditions shall be void AB INITIO and the Trustees shall not register such transfer or recognize the intended transferee as the holder of the voting trust certificate for any purpose. To the extent permitted by law, voting trust certificates shall not be subject to attachment, garnishment, judicial order, levy, execution or similar process, however instituted, for satisfaction of a judgment or otherwise.

         Subject to the provisions of the foregoing paragraph, the voting trust certificates shall be transferable on the books of the Trustees, at such office as the Trustees may designate, by the registered owner thereof, either in person or by attorney duly authorized, upon surrender thereof, according to the rules established for that purpose by the Trustees, and the Trustees may treat the registered holder as owner thereof for all purposes whatsoever, but they shall not be required to deliver new voting trust certificates hereunder without the surrender of such existing voting trust certificates.

         If a voting trust certificate is lost, stolen, mutilated or destroyed, the Trustees, in their discretion, may issue a duplicate of such certificate upon receipt of (a) evidence of such fact satisfactory to them; (b) indemnity satisfactory to them, including, without limitation, an indemnity bond, sufficient in the judgment of the Trustees, to protect the Trustees, or any agent, from any loss which any of them may suffer if a Voting Trust Certificate is replaced; (c) the existing certificate, if mutilated; and (d) their reasonable fees and expenses in connection with the issuance of a new trust certificate.

         4. WITHDRAWAL OF SHARES FROM VOTING TRUST. Any registered holder of voting trust certificates hereunder may from time to time withdraw shares of Common Stock represented thereby pursuant to this Agreement only in the manner and subject to the conditions specified in Subsection 2.3 of the AASI, and such shares, when so withdrawn, shall be free of any restrictions imposed by this Agreement, but shall remain subject to any and all other restrictions imposed by the AASI or other agreements or by law. Such withdrawal shall be effected only by a written amendment to this Agreement in the form of EXHIBIT B hereto executed by either of the Trustees then serving hereunder. Upon the surrender by such holder to the Trustees of the voting trust certificate or certificates designated in such amendment, each of the Trustees is authorized to deliver or cause to be delivered to such holder a certificate or certificates for the shares of the Common Stock of the Company so withdrawn, with any appropriate restrictive legends, and a voting trust certificate in respect of the remaining shares, if any. Nothing in this Section 5 or in any such amendment shall modify, amend, limit or terminate any other restrictions contained in, or be construed as a consent to any transfer of shares subject to this Agreement under, the AASI or any other agreement or instrument, unless such amendment specifically refers to the AASI or such other agreement or instrument and satisfies all requirements for amendment or waiver thereof (including execution and delivery by appropriate parties).

         5. RIGHTS, POWERS AND DUTIES OF TRUSTEES.

              (a) Until the actual delivery to the holders of voting trust certificates issued hereunder of stock certificates in exchange therefor, and until the surrender of the voting trust certificates representing such shares for cancellation, in each case in accordance with the terms of this Agreement, title to all shares of Common Stock deposited hereunder shall be vested in the Trustees, and the Trustees shall have the sole and exclusive right, acting as hereinafter provided, to exercise, in person or by their nominees or proxies, all rights and powers of the Initial Shareholders in respect of all Common Stock deposited with or acquired by the Trustees hereunder, including the right to vote thereon and to take part in or consent to any shareholders' action of any kind whatsoever, whether ordinary or extraordinary, subject to the provisions hereinafter set forth; provided that the Trustees shall exercise all such rights with respect to the Common Stock deposited or acquired hereunder in accordance with the provisions of Subsection 2.4(b) of the AASI.

         Whenever action is required of the Trustees, such action may be taken at a meeting of the Trustees or by written consents signed by either or both of the Trustees; provided that the Trustees shall act only in accordance with the terms of this Agreement and the AASI. A certificate signed by either of the Trustees shall be conclusive evidence to all persons to any action taken by the Trustees.

              (b) The right to vote shall include the right to vote for the election of directors and in favor of or against any resolution or proposed action of any character whatsoever, which may be presented at any meeting or require the consent of shareholders of the Company. It is expressly understood and agreed that the holders of voting trust certificates shall not have any right, either under said voting trust certificates or under this Agreement, or under any agreement express or implied, or otherwise, with respect to any shares held by the Trustees hereunder, to vote such shares or to take part in or consent to any corporate action, or to do or perform any other act or thing which the holders of the Company's Common Stock are now or may hereafter become entitled to do or perform by virtue of their being shareholders.

              (c) The Trustees shall not incur any responsibility in their capacity as shareholders or trustees, or individually or otherwise, in voting the shares held hereunder or in any matter or act committed or omitted to be done under or in connection with this Agreement, or for any vote or act committed or omitted to be done by any predecessor or successor Trustee, except for such Trustee's individual willful malfeasance.

              (d) The Trustees shall maintain, or cause to be maintained, complete and accurate records of all the Common Stock deposited with them hereunder, the identity, addresses and ownership of the depositing shareholders, and all voting trust certificates issued by the Trustees. Such records shall be open to inspection by any depositing shareholder or other party to or beneficiary under this Agreement on reasonable notice during business hours.

         6. COMPENSATION AND REIMBURSEMENT OF THE TRUSTEES. The Trustees shall serve without compensation. The Trustees shall have the right to incur and pay such reasonable expenses and charges and to employ and pay such agents, attorneys and counsel as they may deem necessary and proper. Any such expenses or charges incurred by and due to the Trustee shall be reimbursed by the Initial Shareholders and may be deducted from the dividends, proceeds or other moneys or property received by the Trustees in respect of the capital stock deposited with or acquired by the Trustees hereunder. Nothing herein contained shall disqualify any Trustee or any successor Trustee, or any firm in which he is interested, from serving the Company or any of its subsidiaries as an officer or director or in any other capacity, holding any class of stock in the Company, becoming a creditor of the Company or otherwise dealing with it in good faith, voting for himself as a Director of the Company in any election thereof, or taking any other action as a Trustee hereunder in connection with any matter in which such Trustee has any direct or indirect interest. Notwithstanding the foregoing, each Trustee shall be entitled to be fully indemnified by the holders of outstanding voting trust certificates, pro rata in accordance with their interests at the time of the relevant payment, against all costs, charges, expenses, loss, liability and damage (other than those for which he is responsible under this Agreement) incurred by him in the administration of this trust or in the exercise of any power conferred upon the Trustee by this Agreement.

         7. ADDITIONAL AND SUCCESSOR TRUSTEES. In the event that a Trustee ceases to be a Trustee because of death, disability or otherwise, a successor trustee shall be designated in accordance with the provisions of Section 2.4(a) of the AASI in his place and stead and the parties to the AASI shall inform, by written notice, the other Trustee(s) of such designation. The rights, powers and privileges of each successor Trustee named hereunder shall be possessed by any successor Trustee with the same effect as though such successor had originally been a party to this Agreement.

         The Trustees shall affix their signatures to this Agreement and each successor Trustee appointed pursuant to this Section 8 shall accept appointment or election hereunder by affixing his signature to this Agreement at the time he becomes a Trustee hereunder. By affixing their signatures to this Agreement, the Trustees and each successor Trustee agree to be bound by the terms hereof.

         Reference in this Agreement to "Trustees" means the Trustee or Trustees at the time acting in that capacity, whether an initial Trustee or any additional or successor Trustee.

         8. SALE AND TRANSFER OF COMPANY'S STOCK. Except as otherwise provided in this Agreement, the Trustees shall not sell, hypothecate, pledge, assign or otherwise transfer the shares of Common Stock held in the voting trust pursuant to this Agreement.

         9. AMENDMENT AND TERMINATION. This Agreement may be amended or terminated by a written instrument signed by both Trustees in accordance with the provisions of Section 2.5 of the AASI. Notwithstanding anything to the contrary contained herein, this Agreement shall in any event terminate as of a date which is before 10 years after the date of this Agreement.

         10. TERMINATION PROCEDURE. Upon the termination of the voting trust at any time, in accordance with Section 10 of this Agreement, the Trustees shall mail written notice of such termination to the registered owners of the outstanding voting trust certificates, at the addresses appearing on the transfer books of the Trustees. From the date specified in any such notice (which date shall be fixed by the Trustees) the voting trust certificates shall cease to have any effect, and the holders of such voting trust certificates shall have no further rights under this voting trust other than to receive certificates for shares of Common Stock of the Company or other property distributable under the terms hereof upon the surrender of such voting trust certificates.

         Within 30 days after the termination of this voting trust, the Trustees shall deliver to the registered holders of all voting trust certificates outstanding as of the date of such termination, stock certificates for the number of shares of such class or classes of the Company's capital stock represented thereby as to which they shall be entitled upon the surrender for cancellation of such voting trust certificates, properly endorsed or accompanied by properly endorsed instruments of transfer, if appropriate, at the place designated by the Trustees, and after payment, if the Trustees so require, by the persons entitled to receive such stock certificates, of a sum sufficient to cover any stamp tax or governmental charge in respect of the transfer or delivery of such stock certificates. Such certificates or shares shall bear such legend referring to the restrictions on transfer of such shares as may be required by this Agreement, by law or otherwise. Thereupon, all liability of the Trustees for delivery of such certificates of shares shall terminate, and the voting trust certificates representing the beneficial interest in the shares so delivered by the Trustee shall be null and void.

         If upon such termination, one or more registered holders of outstanding voting trust certificates shall fail to surrender such voting trust certificates, or the Trustees for any reason shall be unable to comply with the provisions of the preceding paragraph, the Trustees may, at any time subsequent to 30 days after the termination of this Agreement, deposit with the Company stock certificates representing the number of shares of capital stock represented by such voting trust certificates, together with written instructions authorizing the Company to deliver such stock certificates in exchange for voting trust certificates representing a like interest in the capital stock of the Company; and upon such deposit, all further liability of the Trustees for the delivery of such stock certificates and the delivery or payment of dividends upon surrender of the voting trust certificates shall cease, and the Trustees shall not be required to take any further action hereunder.

         11. NOTICES, ETC. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be delivered by courier, or mailed by a nationally recognized overnight courier, postage prepaid, addressed, (a) if to the Company, at its address set forth on the signature page attached hereto, to the attention of the Chief Executive Officer, or at such other address, or to the attention of such other officer, as the Company shall have furnished to the other parties hereto in writing, or (b) if to any of the Trustees, at the address specified on the signature pages attached hereto or such other address as the Trustee shall have furnished to the other parties hereto in writing, or (c) if to any of the Initial Shareholders, at the address specified on SCHEDULE 1 attached hereto, or at such other address as the Initial Shareholder shall have furnished to the other parties hereto in writing. This Agreement, the AASI and any and all other agreements or documents delivered in connection herewith or therewith embody the entire agreement and understanding between the Company, the Trustees and the Initial Shareholders and supersede all prior agreements and understandings relating to the subject matter hereof.

         12. HEADINGS. The descriptive headings of the articles and sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         13. CONSTRUCTION. This Agreement is to be governed by, and constructed in accordance with, the laws of the State of Florida, is to take effect as a sealed instrument, and is binding upon and inures to the benefit of the parties hereto and their successors and assigns. The invalidity or nonnenforceability of any term or provision of this Agreement or of any voting Trust Certificate shall in no way impair or effect the balance hereof or thereof, which shall remain in full force and effect.

         14. EXECUTION. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute but one and the same instruments.

                             VOTING TRUST AGREEMENT
                      INITIAL SHAREHOLDERS' SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                              /s/ LAWRENCE H. SCHUBERT
                                              ------------------------------
                                              Lawrence H. Schubert as
                                              Trustee of the Lawrence
                                              H. Schubert Revocable Trust
                                              dated August 25, 1995


/s/ NADYA I. SCHUBERT                        /s/ NADYA I. SCHUBERT
------------------------------               -----------------------------
Nadya I. Schubert                            Nadya I. Schubert as
as Co-Trustee of the Robert A.               Trustee of the Nadya I.
Lefcort Irrevocable Trust                    Schubert Revocable Trust
dated February 28, 1996                      dated August 25, 1995

                                             /s/ ALAN E. SCHUBERT
                                             -----------------------------
                                             Alan E. Schubert


                                             /s/ LOUIS A. MORELLI
                                             ------------------------------
                                             Louis A. Morelli


                                             /s/ LOUIS J. MORELLI
                                             ------------------------------
                                             Louis J. Morelli


                                             /s/ LOUIS A. MORELLI
                                             ------------------------------
                                             Louis A. Morelli as Trustee
                                             of the Louis J. Morelli
                                             S Stock Trust dated
                                             January 1, 1995


                                             /s/ MATHEW B. SCHUBERT
                                             -----------------------------
                                             Mathew B. Schubert


                                             /s/ ALAN E. SCHUBERT
                                             -----------------------------
                                             Alan E. Schubert, as Co-
                                             Trustee of the Jason
                                             Schubert OutSource Trust


                                             /s/ ALAN E. SCHUBERT
                                             -----------------------------
                                             Alan E. Schubert as Co-
                                             Trustee of the Matthew
                                             Schubert OutSource Trust
                                             dated November 24, 1995


                                             /s/ LOUIS A. MORELLI
                                             ------------------------------
                                             Louis A. Morelli as
                                             Trustee of the
                                             Margaret Ann Janisch
                                             A Stock Trust dated
                                             January 1, 1995

                                             /s/ MATHEW B. SCHUBERT
                                             -----------------------------
                                             Mathew B. Schubert as Co-
                                             Trustee of the Jason
                                             Schubert OutSource Trust
                                             dated November 24, 1995


                                             /s/ JASON D. SCHUBERT
                                             -----------------------------
                                             Jason D. Schubert as Co-
                                             Trustee of the Matthew
                                             Schubert OutSource Trust
                                             dated November 24, 1995


                                             /s/ RAYMOND S. MORELLI
                                             -----------------------------
                                             Raymond S. Morelli


                                             /s/ MARGARET A. JANISCH
                                             -----------------------------
                                             Margaret A. Janisch


                                             /s/ MINDY WAGNER
                                             -----------------------------
                                             Mindy Wagner

                             VOTING TRUST AGREEMENT
                             COMPANY SIGNATURE PAGE

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       OUTSOURCE INTERNATIONAL, INC.,
                                       A FLORIDA CORPORATION

                                       BY:/s/ PAUL M. BURRELL
                                          -------------------------------
                                           Paul M. Burrell
                                           President

                                       Address: 1144 East Newport Center Drive
                                                Deerfield Beach, Fl 33442

                                       Telephone: (954) 418-6200

                                       Telecopy:  (954) 418-3365

                             VOTING TRUST AGREEMENT
                            TRUSTEES' SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        /s/ PAUL M. BURRELL
                                        ----------------------------
                                        Paul M. Burrell

                                        Address: 1144 East Newport Center Drive
                                                 Deerfield Beach, FL 33442

                                        Telephone:   (954) 418-6200

                                        Telecopy:    (954) 418-3365


                                        /s/ RICHARD J. WILLIAMS
                                        ------------------------------
                                        Richard J. Williams

                                         Address:   Sixty State Street
                                                    21st Floor
                                                    Boston, MA 02109

                                         Telephone: (617) 557-6000

                                         Telecopy:  (617) 557-6020



                                   SCHEDULE 1

                              INITIAL SHAREHOLDERS

        NAME                                           ADDRESS                   SHARES HELD
Alan E. Schubert                              305 North Victoria Park Road        2,202,602
                                              Ft. Lauderdale, FL 33301

Louis A. Morelli1                             807 BELTER COURT                    1,092,561
                                              Geneva, IL 60134

Raymond S. Morelli1                           807 Belter Court                      402,255
                                              Geneva, IL 60134

Louis J. Morelli1                             800 Belter Court                      315,749
                                              Geneva, IL 60134

Margaret Ann Morelli Janisch                  1816 Belter Court                     404,310
                                              Geneva, IL 60134

Matthew B. Schubert                           1529 Windy Hill Road                   86,394
                                              Northbrook, IL 60062

Mindi Wagner                                  395 Oakcreek Drive                     86,763
                                                    #6-407
                                              Wheeling, IL 60090

Lawrence H. Schubert Revocable Trust          7500 Fenwick Place                    783,123
dated August 25, 1995                         Boca Raton, FL 33496

Nadya I. Schubert Revocable Trust             7500 Fenwick Place                    783,123
dated August 25, 1995                         Boca Raton, FL 33496

Louis J. Morelli S-Stock Trust                1800 Belter Court                      86,507
dated January 1, 1995                         Geneva, IL 60134

Margaret Ann Janisch S-Stock Trust            1816 Belter Court                      86,948
dated January 1, 1995                         Geneva, IL 60134

Jason Schubert Outsource Trust                1122 N. Clark                         481,092
dated November 24, 1995                       Apt. 2809
                                              Chicago, IL 60610

Matthew B. Schubert Outsource Trust           1529 Windy Hill Road                  394,698
dated November 24, 1995                       Northbrook, IL 60062

                                    EXHIBIT A

                                     FORM OF
                            VOTING TRUST CERTIFICATE

NO._______________                           NUMBER OF SHARES:________SHARES OF
                                                                   COMMON STOCK

         This certifies that the undersigned trustees have received a certificate or certificates in the name of _________________________ evidencing ownership of__________________________ shares of the Common Stock, par value $.001 per share, of Outsource International, Inc. (the "Company"), a Florida corporation, and that said shares are held subject to all of the terms and conditions of a certain Voting Trust agreement dated as of the 21st day of February, 1997, by and among the Company, Paul M. Burrell and Richard J. Williams as Trustees, and certain shareholders of the Company and are entitled to all of the benefits set forth in such Agreement. Copies of the aforesaid Voting Trust Agreement and of every amendment and supplement thereto are on file at the office of the Company and shall be available for the inspection of every beneficiary thereof during normal business hours. The holder of this certificate, which is issued, received and held under such Agreement, by acceptance hereof, assents to and is bound by such Agreement with like effect as if such Voting Trust Agreement had been signed by him in person.

        The shares of stock represented by this certificate bear the legends:

        "These shares have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred except pursuant to an effective registration statement under said act."

        "These shares are subject to restrictions on transfer, a copy of which will be furnished by the Company to the holder of this certificate upon written request and without charge."

        "The Company is authorized to issue more than one class of stock. The Company will furnish without charge to each shareholder who so requests a copy of the designations, preferences, and relative rights and limitations of each outstanding class of stock of the Company."

        "These shares are subject to a certain Voting Trust Agreement, dated as of February 21, 1997, by and among the Company, Paul M. Burrell and Richard J. Williams as trustees, and certain shareholders of the Company, a copy of which agreement will be furnished by the Company to the holder of this certificate upon written request and without charge, and these shares can only be transferred subject to, and in accordance with, such agreement.

        This Voting Trust Certificate (i) has not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless (a) covered by an effective registration statement under the Securities Act of 1933, as amended, or (b) the trustees and the Company have been furnished with an opinion of counsel satisfactory to them to the effect that no registration is legally required for such transfer and (ii) is subject to the same restrictions on transfer as the shares of capital stock of the Company it represents.

        Subject to the provisions of the foregoing, this certificate is transferable only on the books of the trustees by the registered holder in person or his duly authorized attorney, and the holder hereof, by accepting this certificate, manifests his consent that the trustees may treat the registered holder hereof as the true owner for all purposes, except the delivery of stock certificates, which delivery shall not be made without the surrender of this certificate or otherwise pursuant to the aforesaid Voting Trust Agreement.

         IN WITNESS WHEREOF, Paul M. Burrell and Richard J. Williams, trustees have hereunto executed this certificate as of the 21st day of February, 1997.


                                            _______________________________
                                            as trustee but not individually

                                            _______________________________
                                            as trustee but not individually

                                    EXHIBIT B

                       AMENDMENT TO VOTING TRUST AGREEMENT

         WHEREAS, [__________] and [__________] are Trustees under a Voting Trust Agreement dated ____________, _____, [as amended] (such Voting Trust Agreement, [as amended,] being referred to herein as the "Agreement"); and

         WHEREAS, [ _______________ ] desires to withdraw [ ________________ (
______ )]shares of Common Stock of Outsource International, Inc., a Florida Corporation in accordance with the provisions of Section __ of the Agreement among Shareholders and Investors, dated as of February __, 1997;

         WHEREAS, the Trustees desire to consent and agree to the above-described transactions.

         NOW, THEREFORE, the parties hereto do hereby agree as follows:

         1. The parties hereto do hereby consent to the withdrawal of such shares and amend Schedule A to the Agreement by amending and restating Schedule A in its entirety to read as follows:

                                   SCHEDULE A

                                                        CERTIFICATE NOS./
SHAREHOLDER/ADDRESS                                       NO. OF SHARES

[NAME OF REGISTERED HOLDERS]                              [___________]

         2. Except as hereinabove provided, the parties ratify and confirm the Agreement in all respects.

         The parties hereto have executed this Amendment to the Agreement in one or more counterparts under seal as of the [__]th day of [ _______ ], 19[__].

                                   [Signatures to be added per the terms of the
                                    Agreement]